Exhibit 10.69
Execution Copy
CYTOKINETICS, INCORPORATED
COMMON STOCK PURCHASE AGREEMENT
     THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of December 29, 2006 (the “Execution Date”) by and between Cytokinetics, Incorporated, a Delaware corporation (the “Company”), and Amgen Inc., a Delaware corporation (the “Investor”). All terms not defined herein shall have the meaning set forth for such terms in the Collaboration and Option Agreement, dated as of December 29, 2006 by and between the Company and the Investor (the “Collaboration Agreement”).
RECITALS
     WHEREAS, the Company and the Investor have entered into the Collaboration Agreement;
     WHEREAS, pursuant to terms set forth in the Collaboration Agreement and this Agreement the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company’s Common Stock;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and contained in the Collaboration Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1
Purchase and Sale of Shares
     1.1 Sale of Shares. Subject to the terms and conditions hereof and of the Collaboration Agreement, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Closing, 3,484,806 shares of Common Stock (the “Shares”) at a price per share of $9.47, and an aggregate purchase price of $33,001,112.82 (the “Aggregate Purchase Price”).
     1.2 Closing. The purchase and sale of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304-1050, on the third trading day following the date hereof (the “Closing Date”). At the Closing, the Company will deliver or cause to be delivered to the Investor a certificate or certificates representing the Shares that the Investor is purchasing and, concurrently, the Investor shall pay the Aggregate Purchase Price by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, or (c) any combination of the foregoing.

SECTION 2
Representations and Warranties of the Company
     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents and warrants the following as of the Execution Date:
     2.1 Organization and Good Standing and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease, operate and occupy its properties and to carry on its business as now being conducted. Except as set forth in the Commission Documents (as defined below), the Company does not own more than 50% of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event or condition that would reasonably be likely to have a material adverse effect on the business, operations, properties or financial condition of the Company and its consolidated subsidiaries, taken as a whole; provided, that none of the following shall constitute a “Material Adverse Effect”: the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and the biotechnology industry, and changes in the market price of the Common Stock.
     2.2 Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) the Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.
     2.3 Valid Issuance of Shares. The issuance of the Shares has been duly authorized by all requisite corporate action. When the Shares are issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, the Shares will be duly and validly issued and outstanding, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws and, except as otherwise set forth herein or in the Collaboration Agreement, the Investor shall be entitled to all rights accorded to a holder of shares of common stock. The Company has reserved a sufficient number of shares of Common Stock for issuance to the Investor in accordance with the Company’s obligations under this Agreement.
     2.4 No Conflict. The execution, delivery and performance of this Agreement, and any other document or instrument contemplated hereby, by the Company and the consummation by the Company of the transactions contemplated hereby, do not: (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party where such default or conflict would constitute a Material Adverse Effect, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound, which would constitute a Material Adverse Effect, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company are bound or affected where such violation would constitute a Material Adverse Effect, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company is subject or to which any of its assets, operations or management may be subject where the failure to obtain any such consent would constitute a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any filings that may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”), the National Association of Securities Dealers, Inc./Nasdaq or state securities commissions subsequent to the Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.
     2.5 Compliance. The Company is not (i) in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment filed with the Commission Documents, (ii) in violation of any provision of any judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound, or (iii) in violation of any federal, state or, to its knowledge, local statute, rule or governmental regulation, in the case of each of clauses (i), (ii) and (iii), which would have a Material Adverse Effect.
     2.6 Capitalization. As of December 12, 2006 (the “Reference Date”), a total of 43,273,558 shares of Common Stock were issued and outstanding, increased as set forth in the next sentence. Other than in the ordinary course of business, the Company has not issued any capital stock since the Reference Date other than pursuant to (i) employee benefit plans disclosed in the Commission Documents, and (ii) outstanding warrants, options or other securities disclosed in the Commission Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, for those shares issued during the last 24 months, have been issued in compliance with all federal and state securities laws, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the

Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. Except as disclosed in the Commission Documents, there are no shareholder agreements, voting agreements or other similar agreements with respect to the voting of the Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.
     2.7 Commission Documents, Financial Statements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and since April 29, 2004 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). Except as previously disclosed to the Investor in writing, since April 29, 2004 the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq Global Market. As of its date, the Company’s Form 10-K for the year ended December 31, 2005 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, to the Company’s knowledge such Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, to the Company’s knowledge the financial statements of the Company included in the Commission Documents filed with the Commission since April 29, 2004 complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     2.8 Material Adverse Change. Except as disclosed in the Commission Documents, since September 30, 2006, no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.
     2.9 No Undisclosed Liabilities. To the Company’s knowledge, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any of its subsidiaries (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since September 30, 2006 or which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.
     2.10 No Undisclosed Events or Circumstances. To the Company’s knowledge, and except for the transactions contemplated by this Agreement and the Collaboration Agreement, no event or circumstance has occurred or exists with respect to the Company, its subsidiaries, or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect on the Company.
     2.11 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as set forth in the Commission Documents or as previously disclosed in writing to the Investor, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary, or any of their respective properties or assets that could be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents or as previously disclosed to the Investor in writing, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could be reasonably expected to result in a Material Adverse Effect.
     2.12 Compliance with Law. The businesses of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that would not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Commission Documents, the Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     2.13 Exemption from Registration, Valid Issuance. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the issuance and sale of the Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated pursuant to the Act (“Regulation D”) and/or any other applicable federal and state securities laws. The sale and issuance of the Shares pursuant to, and the Company’s performance of its obligations under, this Agreement will not (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii) except as previously disclosed to the Investor in writing, entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the Shares or other securities of the Company.

     2.14 Transfer Taxes. All stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
     2.15 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     2.16 Brokers. Except as expressly set forth in this Agreement or the Collaboration Agreement, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement or the Collaboration Agreement.
SECTION 3
Representations and Warranties of the Investor
     The Investor hereby represents and warrants the following as of the date hereof and as of the Closing Date:
     3.1 Experience. The Investor is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company, and has the ability to bear the economic risks of the investment.
     3.2 Investment. The Investor is acquiring the Shares for investment for the Investor’s own account and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Investor acknowledges and agrees that the Shares purchased by the Investor, until disposition of such Shares in accordance with the provisions of this Agreement, shall remain at all times within the Investor’s control. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.
     3.3 Rule 144. The Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer the Shares on the books of the Company only to the extent not inconsistent therewith.
     3.4 Access to Information. The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Investor has had a full opportunity to ask questions of and receive answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of an investment in the Shares. The Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement and the Collaboration Agreement.
     3.5 Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.
     3.6 Investor Status. The Investor acknowledges that it is either (i) an institutional “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (an “Institutional Accredited Investor”) or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, as indicated on Schedule A hereto, and the Investor shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.
     3.7 Shares of the Company. As of the Execution Date, neither the Investor nor any of its Affiliates (as defined in Section 6.1(a)) own, directly or indirectly, any shares of Common Stock of the Company.
     3.8 No Inducement. The Investor was not induced to participate in the offer and sale of the Shares by the filing of any registration statement in connection with any public offering of the Company’s securities, and the Investor’s decision to purchase the Shares hereunder was not influenced by the information contained in any such registration statement.
SECTION 4
Conditions to Investor’s Obligations at Closing
     The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing by the Investor (except to the extent not permitted by law):
     4.1 No Injunction, etc. No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement. No action or claim shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would be reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have the effect of making illegal the purchase of, or payment for, any of the Shares by the Investor.

     4.2 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality which shall be true and correct in all respects) on and as of the Execution Date with the same effect as though such representations and warranties had been made on and as of such date.
     4.3 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Execution Date.
     4.4 Compliance Certificate. A duly authorized officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.2 and 4.3 have been fulfilled and certifying and attaching the Company’s Certificate of Incorporation, Bylaws and authorizing Board of Directors resolutions with respect to this Agreement, the Collaboration Agreement and the transactions contemplated hereby and thereby.
     4.5 Securities Laws. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
     4.6 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.
     4.7 Registration Rights Agreement. The Company shall have executed and delivered a Registration Rights Agreement in the form attached hereto as Exhibit B.
     4.8 Legal Opinion. The Investor shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati in the form attached hereto as Exhibit C.
SECTION 5
Conditions to the Company’s Obligations at Closing
     The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:
     5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
     5.2 Securities Law Compliance. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

     5.3 Authorization. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.
SECTION 6
Investor Covenants
     6.1 Trading Restrictions.
          (a) Definitions.
               (i)  “Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.
               (ii)  “Restriction Period” shall mean the period commencing on the date of execution of the Collaboration Agreement and continuing until the earlier to occur of (A) if the Investor does not exercise its Option under the Collaboration Agreement, the date that is 60 days after the expiration of the Investor’ s Option described in Section 10.1 of the Collaboration Agreement, or (B) if the Investor exercises its Option under the Collaboration Agreement, the date that is two years from the date of exercise of the Option. For purposes of this Section 6.1(a), the term “Option” shall have the meaning given such term in the Collaboration Agreement.
               (iii)  “Significant Event” shall mean any of the following not involving a violation of this Section 6: (A) the public announcement of a proposal or intention to acquire, or the acquisition, by any person or 13D Group of beneficial ownership of Voting Securities representing 15% or more of the then outstanding Voting Securities; (B) the public announcement of a proposal or intention to commence, or the commencement, by any person or 13D Group of a tender or exchange offer to acquire Voting Securities which, if successful, would result in such person or 13D Group owning, when combined with any other Voting Securities owned by such person or 13D Group, 15% or more of the then outstanding Voting Securities; or (C) the entry into by the Company, or the public announcement by the Company of an intention or determination to enter into, any merger, sale or other business combination transaction, or an agreement therefor, pursuant to which the outstanding shares of capital stock of the Company would be converted into cash, other consideration or securities of another person or 13D Group or 50% or more of the then outstanding shares of capital stock of the Company would be owned by persons other than the then current holders of shares of capital stock of the Company, or which would result in all or a substantial portion of the Company’s assets being sold to any person or 13D Group.
               (iv)  “No Solicitation Period” shall mean the period commencing on the date of execution of the Collaboration Agreement and continuing until the date that is three years from such date.
               (v)  “Voting Securities” shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

               (vi)  “13D Group” shall mean, with respect to the Voting Securities of the Company, any group of persons formed for the purpose of acquiring, holding, voting or disposing of such Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Commission as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all such Voting Securities then outstanding.
          (b) No Solicitation, Purchasing Restrictions. The Investor agrees that during the No Solicitation Period neither it nor any of its Affiliates will:
               (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Voting Securities or direct or indirect rights to acquire any Voting Securities of the Company (for purposes of this clause (A), “the Company” shall include any successor corporation to the Company resulting from a transaction where 50% or more of the outstanding shares of the capital stock of the Company immediately after the transaction are held by the holders of outstanding shares of capital stock of the Company immediately prior to the transaction);
               (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Commission), or seek to advise or influence any person or entity with respect to the voting of any Voting Securities of the Company;
               (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or all or a substantial portion of any of its securities or assets;
               (iv) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing;
               (v) otherwise act or seek to control the management, Board of Directors or policies of the Company, except as expressly permitted hereunder; or
               (vi) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (i) through (v) above.
Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that Section 6.1(b) shall not apply to or prohibit the Investor or any of its Affiliates from: (A) taking any action(s) pursuant to or in connection with the Collaboration or this Agreement; (B) participating in any sale of, or proposing or participating in any plan of reorganization with respect to, stock or assets of the Company pursuant to any insolvency or bankruptcy proceedings; (C) initiating and engaging in private discussions with the Company or its board of directors or submitting non-public proposals to the Company or its board of directors or take any other action listed in Sections 6.1(b)(i)-(vi) above, provided that any such discussions, proposals or action would not reasonably be expected to require the Company to make a public announcement in respect thereof; (D) initiating discussions with, or submitting proposals to, the Company related to licensing, collaboration, research, development, marketing or comparable transactions, or entering into with the Company any relationship or transaction in the ordinary course of business; (E) acquiring, offering to acquire, or agreeing to acquire, directly or indirectly, by purchase or otherwise, a number of Voting Securities or direct or indirect rights to acquire Voting Securities of the Company, such that, when taken together with the Shares acquired hereunder and all other Voting Securities held by the Investor and its Affiliates (excluding those Voting Securities acquired by officers, directors and employees of the Company in accordance with clause (H) below), equals less than 15% of the Voting Securities of the Company; (F) acquiring, offering to acquire, or agreeing to acquire, directly or indirectly, by purchase or otherwise, the securities or direct or indirect rights to acquire securities of another biotechnology or pharmaceutical company that beneficially owns any Voting Securities of the Company (provided that, at the request of the Company, the Investor agrees to take steps that are reasonably acceptable to both the Company and the Investor to reduce the Investor’s ownership percentage to below 15% of the outstanding Voting Securities of the Company within a reasonable amount of time after acquiring such securities (as long as such reduction in the Investor’s ownership would not violate Section 16(b) of the Exchange Act) if the acquisition of such biotechnology or pharmaceutical company causes the Investor and its Affiliates to hold 15% or more of the Voting Securities of the Company, provided further that, if the number of Voting Securities required to be sold to cause the Investor and its Affiliates to reduce their ownership percentage below 15% exceeds the total number of Voting Securities traded on the NASDAQ Global Market and/or any other national securities exchange during the 10 consecutive trading days prior to the consummation of the transaction obligating the Investor’s sale of Voting Securities, the Company agrees to take reasonable steps to register the sale of such Voting Securities to be disposed of by the Investor, which registration shall not constitute a “Demand Registration” under that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Investor); (G) taking any action that is approved by the Company or its board of directors; or (H) acquisition by officers, directors and employees of the Investor of securities of the Company in open market transactions for their own account and not in concert with the Investor and not with the intention of engaging in any of the activities prohibited by Section 6.1(b)(ii) — (vi). Prior to any purchase or acquisition of Voting Securities of the Company pursuant to clause (E) above, the Investor shall provide the Company with at least 15 days prior written notice of such proposed purchase or acquisition, and shall negotiate in good faith with the Company to effect such purchase or acquisition as an issuance and sale of new securities from the Company instead of as a purchase or acquisition from third-parties. If the parties are able to reach an agreement with respect to such purchase or acquisition, such purchase or acquisition shall be made pursuant to definitive documentation, which, among other things, shall include representations and warranties of the Company substantially similar to the representations and warranties provided by the Company in this Agreement, and the per share sales price of which shall be equal to the average of the per share closing price of the Common Stock for the twenty consecutive trading days immediately preceding the date of the Investor’s notice on the NASDAQ Global Market or, if not then traded on the NASDAQ Global Market, such other national securities exchange on which the Common Stock is then traded. In addition, the Investor shall deliver to the Company prompt written notice (but in any event such notice shall not be required to be delivered by the Investor earlier than any deadline for delivery by the Investor of notice under applicable securities laws or regulations of the national securities exchange on which the Common Stock is then traded) of any consummated purchase or other acquisition of Voting Securities of the Company by the Investor or its Affiliates pursuant to clauses (E) or (F) above.

          (c) Restriction Period No Sell. The Investor agrees that during the Restriction Period, neither the Investor nor any of its Affiliates shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of in any manner, either directly or indirectly (“Sale” or “Sell”), any Shares, any Voting Securities of the Company permitted to be acquired by the Investor and its Affiliates pursuant to clause (E) of Section 6.1(b) or any securities of the Company issued as a dividend or distribution on, or involving a recapitalization or reorganization with respect to, such Shares or such Voting Securities (collectively, “Covenant Shares”), other than (i) securities that were permitted to be acquired by directors, officers and employees of the Investor pursuant to clause (H) in Section 6.1(b) and (ii) transfers of securities between and among the Company and any one or more of its Affiliates. The Company shall use commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company immediately following the termination of the Restricted Period.
          (d) Post-Restriction Period Selling Restrictions. After the Restriction Period, neither the Investor nor its Affiliates shall Sell a number of Covenant Shares in any three-month period that collectively exceeds 25% of the aggregate Covenant Shares held by the Investor and its Affiliates as of the end of the Restriction Period (such number of Covenant Shares, the “Post-Restriction Allowance”), provided, however, that (i) if in any such three-month period the Investor and its Affiliates Sell a number of Covenant Shares that is less than the Post-Restriction Allowance (such shortfall, the “Carry-Forward Allowance”), the Investor and its Affiliates may Sell any Carry-Forward Allowance in any subsequent three-month period, along with the Post-Restriction Allowance for such subsequent three-month period, and (ii) the Investor and its Affiliates may continue to Sell any portion of any Carry-Forward Allowance in any three-month period until the Investor and its Affiliates have Sold all of such Carry-Forward Allowance. Notwithstanding the foregoing, (x) the Investor and its Affiliates may not sell a number of Covenant Shares in any three-month period following the Restriction Period that collectively exceeds 37.5% of the aggregate Covenant Shares held by the Investor and its Affiliates as of the end of the Restriction Period, and (y) the limitations set forth in this Section 6.1(d) shall not apply to (A) securities that were permitted to be acquired by directors, officers and employees of the Investor pursuant to clause (H) in Section 6.1(b) and (B) transfers of securities between and among the Company and any one or more of its Affiliates. For any proposed Sale of 100,000 or more shares of Common Stock of the Company by the Investor or any of its Affiliates in any single transaction or series of related transactions (“Proposed Sale Shares”), the Investor shall give the Company at least 30 days prior written notice of such sale. During such 30 day period, the Company may seek to find a buyer for the Proposed Sale Shares.
          (e) Termination of Collaboration Agreement. The restrictions contained in Sections 6.1(b), (c) and (d) shall expire as follows:
               (i) The restrictions contained in Section 6.1(b) shall expire on the earlier of (A) the date of the expiration of the No Solicitation Period or (B) the date that is one year following the expiration or termination of the Collaboration Agreement in accordance with the terms thereof;
               (ii) The restrictions contained in Section 6.1(c) shall expire on the earlier of (A) the date of the expiration of the Restriction Period or (B) the date that is one year following the expiration or termination of the Collaboration Agreement in accordance with the terms thereof;
               (iii) The restrictions contained in Section 6.1(d) shall expire on the date that is one year following the expiration or termination of the Collaboration Agreement in accordance with the terms thereof.
          (f) Occurrence of Significant Event. The restrictions contained in Sections 6.1(b), (c) and (d) shall be suspended and shall not apply to or otherwise restrict the Investor’s actions in respect of the Company’s securities for so long as a Significant Event has occurred and is continuing.
          (g) Notice of Interest Solicitations. Notwithstanding the provisions of this Agreement, if at any time the Company’s board of directors has approved the commencement of a process to publicly solicit indications of interest from third parties with respect to an acquisition of the Company or any Significant Event, then the Company will notify the Investor of the process and in good faith permit the Investor to submit an indication of interest in such process.
     6.2 Invalid Transfers. Any sale, assignment or other transfer of Covenant Shares by the Investor or any of its Affiliates, as applicable, contrary to the provisions of this Section 6 shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Covenant Shares sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights), unless and until the Investor or such Affiliate, as applicable, has satisfied the requirements of this Section 6 with respect to such sale. The Investor shall provide the Company with written evidence that such requirements have been met or waived, prior to it or its Affiliates consummating any sale, assignment or other transfer of securities, and no Covenant Shares shall be transferred on the books of the Company until such written evidence has been received by the Company from the Investor. The Company, or, at the instruction of the Company, the transfer agent of the Company, may place a legend on any certificate representing Covenant Shares stating that such shares are subject to the restrictions contained in this Agreement. Upon delivery by the Investor of the written evidence required above, the Company agrees to facilitate the timely preparation and delivery (but in no event longer than seven (7) business days) of certificates representing the Covenant Shares to be sold by the Investor or any Affiliate free of any restrictive legends and in such denominations and registered in such names as the Investor or such Affiliate may request in connection with such sale.
     6.3 Performance by Affiliates. The Investor shall remain responsible for and guarantee its Affiliates’ performance in connection with this Agreement, and shall cause each such Affiliate to comply fully with the provisions of this Agreement in connection with such performance. The Investor hereby expressly waives any requirement that the Company exhaust any right, power or remedy, or proceed directly against such an Affiliate, for any obligation or performance hereunder, prior to proceeding directly against the Investor.

SECTION 7
INDEMNIFICATION
     Each party (an “Indemnifying Party”) hereby indemnifies and holds harmless the other party, such other party’s respective officers, directors, employees, consultants, representatives and advisers, and any and all Affiliates (as defined in Section 6.1(a)) of the foregoing (each of the foregoing, an “Indemnified Party”) from and against all losses, liabilities, costs, damages and expense (including reasonable legal fees and expenses) (collectively, “Losses”) suffered or incurred by any such Indemnified Party to the extent arising from, connected with or related to (i) breach of any representation or warranty of such Indemnifying Party in this Agreement; and (ii) breach of any covenant or undertaking of any Indemnifying Party in this Agreement. If an event or omission (including, without limitation, any claim asserted or action or proceeding commenced by a third party) occurs which an Indemnified Party asserts to be an indemnifiable event pursuant to this Section 7, the Indemnified Party will provide written notice to the Indemnifying Party, setting forth the nature of the claim and the basis for indemnification under this Agreement. The Indemnified Party will give such written notice to the Indemnifying Party immediately after it becomes aware of the existence of any such event or occurrence. Such notice will be a condition precedent to any obligation of the Indemnifying Party to act under this Agreement but will not relieve it of its obligations under the indemnity except to the extent that the failure to provide prompt notice as provided in this Agreement prejudices the Indemnifying Party with respect to the transactions contemplated by this Agreement and to the defense of the liability. In case any such action is brought by a third party against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it wishes, to assume the defense and settlement thereof with counsel reasonably selected by it and, after notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense and settlement thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, provided, however, that an Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party if (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party; or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between such parties (which such judgment shall be made in good faith after consultation with counsel). The Indemnified Party agrees to cooperate fully with (and to provide all relevant documents and records and make all relevant personnel available to) the Indemnifying Party and its counsel, as reasonably requested, in the defense of any such asserted claim at no additional cost to the Indemnifying Party. No Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to any such asserted claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed, (a) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or (b) if, as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially and adversely affect the business, operations or assets of the Indemnified Party. No Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to any such asserted claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed. If an Indemnifying Party makes a payment with respect to any claim under the representations or warranties set forth herein and the Indemnified Party subsequently receives from a third party or under the terms of any insurance policy a sum in respect of the same claim, the receiving party will repay to the other party such amount that is equal to the sum subsequently received.
SECTION 8
Miscellaneous
     8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to agreements entered into and performed entirely in the State of California by residents thereof.
     8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the Closing.
     8.3 Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that either party may assign this Agreement to an Affiliate (as defined in Section 6.1(a)) of such party or to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.
     8.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile (receipt confirmed) or mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed if to the Investor, at the following address:
Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
Attention: Corporate Secretary
Facsimile: (805) 499-8011
     if to the Company, at the following address:
Cytokinetics, Incorporated
280 E Grand Ave
South San Francisco, CA 94080
Attention: President
Facsimile: (650) 624-3010

or at such other address as one party shall have furnished to the other party in writing. If notice is provided by facsimile, it shall be deemed to be given one (1) business day after transmission (with receipt of appropriate confirmation). If notice is provided by U.S. mail, notice shall be deemed to be given four (4) days after proper deposit in a U.S. mailbox, postage prepaid, and properly addressed. If notice is provided by a messenger service that guarantees “next business day” delivery, it shall be deemed effective one (1) business day after deposit with such messenger service.
     8.5 Expenses. Each of the Company and the Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.
     8.6 Finder’s Fees. Each of the Company and the Investor shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of its respective partners, employees, or representatives, as the case may be, is responsible.
     8.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.
     8.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
     8.9 Entire Agreement. This Agreement and the Collaboration Agreement, including the exhibits and schedule attached hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
     8.10 Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.
[This space left intentionally blank. Signature page follows.]

Confidential
     IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

CYTOKINETICS, INCORPORATED			AMGEN INC.

By:	/s/ Robert I. Blum		By:	/s/ Richard D. Nanula
	Name:	Robert I. Blum		Name:	Richard D. Nanula
	Title:	President		Title:	Executive Vice President & Chief Financial Officer
SIGNATURE PAGE TO CYTOKINETICS, INCORPORATED
COMMON STOCK PURCHASE AGREEMENT
Amgen Contract No. 200625167

Schedule A
The Investor is an institutional “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act.

EXHIBIT A
Schedule of Exceptions
     None.

EXHIBIT B
Form of Registration Rights Agreement

EXHIBIT C
Form of Legal Opinion